EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE


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                                                             EXHIBIT 11
                                                     FIRST FINANCIAL CORPORATION
                                                  COMPUTATION OF EARNINGS PER SHARE


                                                                    For The                                 For The
                                                               Three Months Ended                          Year Ended
                                                                  December 31,                            December 31,
                                                               ----------------------                ----------------------
                                                                1995             1994                 1995             1994
                                                               ------           ------               ------           -----
                                                                                     (In thousands, except
                                                                                        per share data)

PRIMARY EARNINGS PER SHARE

Net income                                                     $19,059          $15,816              $63,984         $53,029
                                                               =======          =======              =======         =======

Shares:

   Weighted average common shares
    outstanding                                                 29,638           29,036               29,431          28,926
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                                        755              855                  754             929
                                                               -------          -------              -------         -------
   Common and common equivalent shares                          30,393           29,891               30,185          29,855
                                                               =======          =======              =======         =======

Primary Earnings Per Common Share                              $   .63          $   .53              $  2.12         $  1.78
                                                               =======          =======              =======         =======


FULLY DILUTED EARNINGS PER SHARE

Net income                                                     $19,059          $15,816              $63,984         $53,029
                                                               =======          =======              =======         =======

Shares:

   Weighted average common shares
    outstanding                                                 29,638           29,036               29,431          28,926
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                                        778              859                  903             961
                                                               -------          -------              -------         -------
   Common and common equivalent shares                          30,416           29,895               30,334          29,887
                                                               =======          =======              =======         =======


Fully Diluted Earnings Per Common Share                        $   .63          $   .53              $  2.11         $  1.77
                                                               =======          =======              =======         =======

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